As filed with the Securities and Exchange
Commission on August 1, 2003                        Registration No. 333-64104

==============================================================================



                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549
                         ---------------
                           FORM SB-2/A
                         Amendment No. 3
     Registration statement under the Securities Act of 1933

                      PACIFIC WEBWORKS, INC.
         (Name of small business  issuer in its charter)

                  Commission file No. 000-26731
                         ---------------
Nevada                              7372                           87-0627910
(State of incorporation) (Primary Standard Industrial     (I.R.S. Employer
                          Classification Code Number)     Identification No.)

                  180 South 300 West, Suite 400
                    Salt Lake City, Utah 84101
                          (801) 578-9020
(Address and telephone number of registrant's principal executive offices and principal place of business)

                  Christian R. Larsen, President
                  180 South 300 West, Suite 400
                    Salt Lake City, Utah 84101
                          (801) 578-9020
    (Name, address and telephone number of agent for service)
                         ---------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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                         EXPLANATORY NOTE

      Pacific WebWorks, Inc. filed a registration statement on Form SB-2 (Registration No. 333-64104) which originally registered 11,690,532 shares of Pacific WebWorks' common stock to be sold by the selling stockholders named in the registration statement. The offering was terminated on July 29, 2003. Pursuant to the undertaking in the registration statement, Pacific WebWorks is filing this post-effective amendment to deregister 4,000,000 shares of the originally registered shares that remain unsold as of the termination of the offering.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the post-effective amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the city of Salt Lake City, state of Utah, on the 31st day of July 2003.


                                  PACIFIC WEBWORKS, INC.
                                  a Nevada Corporation


                                  /s/ Christian R. Larsen
                               By:___________________________________
                                  Christian R. Larsen, President


     Pursuant to the requirements of the Securities Act of 1933, the post-effective amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


                                  /s/ Kenneth W. Bell
Date:  July 31, 2003              _______________________________________
                                  Kenneth W.  Bell, Chief Executive
                                  Officer and Director


                                  /s/ Christian R. Larsen
Date: July 31, 2003               _______________________________________
                                  Christian R. Larsen, Director


                                  /s/ Daniel W. Jackson
Date: July 31, 2003               _______________________________________
                                  Daniel W. Jackson, Director


                                  /s/ Thomas R. Eldredge
Date: July 31, 2003               _______________________________________
                                  Thomas R. Eldredge, Secretary/Treasurer
                                  and  Chief Financial Officer